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                                EXHIBIT NO. 11.1

             STATEMENT RE: COMPUTATION OF DILUTED EARNINGS PER SHARE



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     EXHIBIT (11)----STATEMENT RE: COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assumes the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period and only include those warrants and options whose average share price during the period exceeds its related exercise price. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.

DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1998                      Three Months       Nine Months
------------------------------------------------------------------                      ------------       -----------
Actual net income (A)                                                                    $ 1,853,141       $ 6,212,687
                                                                                         ===========       ===========

Assumed exercise of stock options and warrants                                               310,333           323,439
Application of assumed proceeds ($1,581,041 and $1,624,777)
  toward repurchase of outstanding common stock at an average
  market price of $7.833 and $9.521, respectively.                                          (201,844)         (170,652)
                                                                                         -----------       -----------
Net additional shares issuable                                                               108,489           152,787
                                                                                         ===========       ===========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                                               8,312,674         8,299,568
  Net additional shares issuable                                                             108,489           152,787
                                                                                         -----------       -----------
  Adjusted shares outstanding (B)                                                          8,421,163         8,452,355
                                                                                         ===========       ===========

Net income per common share (A) divided by (B)                                           $      0.22       $      0.74
                                                                                         ===========       ===========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED SEPTEMBER 30, 1997                       Three Months      Nine Months
------------------------------------------------------------------                       ------------      -----------
Actual net income (A)                                                                    $ 1,483,918       $ 4,860,852
                                                                                         ===========       ===========

Assumed exercise of stock options and warrants                                               355,550           355,550
Application of assumed proceeds ($1,966,637 and $2,134,478)
  toward repurchase of outstanding common stock at an average
  market price of $9.094 and $7.274, respectively.                                          (216,257)         (293,439)
                                                                                         -----------       -----------
Net additional shares issuable                                                               139,293            62,111
                                                                                         ===========       ===========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                                               8,223,490         8,166,171
  Net additional shares issuable                                                             139,293            62,111
                                                                                         -----------       -----------
  Adjusted shares outstanding (B)                                                          8,362,783         8,228,282
                                                                                         ===========       ===========

Net income per common share (A) divided by (B)                                           $      0.18       $      0.59
                                                                                         ===========       ===========


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